Exhibit 4.1


================================================================================


                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,
                                    Depositor


                        OPTION ONE MORTGAGE CORPORATION,
                                 Master Servicer


                                       and


                    [--------------------------------------],
                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of [__________]




                           ---------------------------

                    [_____________________], Series [_______]


================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I


                                   DEFINITIONS

   SECTION 1.01.           Defined Terms.......................................................................
   SECTION 1.02.           Accounting..........................................................................
   SECTION 1.03.           Allocation of Certain Interest Shortfalls...........................................
   SECTION 1.04.           Rights of the NIMS Insurer..........................................................

                                   ARTICLE II


         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

   SECTION 2.01.           Conveyance of Mortgage Loans........................................................
   SECTION 2.02.           Acceptance by Trustee...............................................................
   SECTION 2.03.           Repurchase or Substitution of Mortgage Loans by the Originator......................
   SECTION 2.04.           Intentionally Omitted...............................................................
   SECTION 2.05.           Representations, Warranties and Covenants of the Master Servicer....................
   SECTION 2.06.           Representations and Warranties of the Depositor.....................................
   SECTION 2.07.           Issuance of Certificates............................................................
   SECTION 2.08.           Reserved............................................................................
   SECTION 2.09.           Conveyance of REMIC  Regular  Interests  and  Acceptance  of REMIC 2,  REMIC 3,
                           REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates...............
   SECTION 2.10.           Negative Covenants of the Trustee and the Master Servicer...........................
   SECTION 2.11.           Puposes and Powers of the Trust.....................................................

                                   ARTICLE III


               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

   SECTION 3.01.           Master Servicer to Act as Master Servicer...........................................
   SECTION 3.02.           Sub-Servicing Agreements Between Master Servicer and Sub-Servicers..................
   SECTION 3.03.           Successor Sub-Servicers.............................................................
   SECTION 3.04.           Liability of the Master Servicer....................................................
   SECTION 3.05.           No Contractual  Relationship  Between  Sub-Servicers and the NIMS Insurer,  the
                           Trustee or Certificateholders.......................................................
   SECTION 3.06.           Assumption or Termination of Sub-Servicing Agreements by Trustee....................
   SECTION 3.07.           Collection of Certain Mortgage Loan Payments........................................
   SECTION 3.08.           Sub-Servicing Accounts..............................................................
   SECTION 3.09.           Collection of Taxes, Assessments and Similar Items; Servicing Accounts..............
   SECTION 3.10.           Collection Account and Distribution Account.........................................
   SECTION 3.11.           Withdrawals from the Collection Account and Distribution Account....................
   SECTION 3.12.           Investment of Funds in the Collection Account and the Distribution Account..........
   SECTION 3.13.           [Reserved]..........................................................................
   SECTION 3.14.           Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage......
   SECTION 3.15.           Enforcement of Due-On-Sale Clauses; Assumption Agreements...........................
   SECTION 3.16.           Realization Upon Defaulted Mortgage Loans...........................................
   SECTION 3.17.           Trustee to Cooperate; Release of Mortgage Files.....................................
   SECTION 3.18.           Servicing Compensation..............................................................
   SECTION 3.19.           Reports to the Trustee; Collection Account Statements...............................
   SECTION 3.20.           Statement as to Compliance..........................................................
   SECTION 3.21.           Assessments of Compliance and Attestation Reports...................................
   SECTION 3.22.           Access to Certain Documentation.....................................................
   SECTION 3.23.           Title, Management and Disposition of REO Property...................................
   SECTION 3.24.           Obligations  of  the  Master   Servicer  in  Respect  of  Prepayment   Interest
                           Shortfalls..........................................................................
   SECTION 3.25.           Commission Reporting................................................................
   SECTION 3.26.           Obligations  of the Master  Servicer in Respect of  Mortgage  Rates and Monthly
                           Payments............................................................................
   SECTION 3.27.           Solicitations.......................................................................
   SECTION 3.28.           Net WAC Rate Carryover Reserve Account..............................................
   SECTION 3.29.           Advancing Facility..................................................................

                                   ARTICLE IV


                                  FLOW OF FUNDS

   SECTION 4.01.           Distributions.......................................................................
   SECTION 4.02.           [Reserved]..........................................................................
   SECTION 4.03.           Statements..........................................................................
   SECTION 4.04.           Remittance Reports; Advances........................................................
   SECTION 4.05.           Swap Account........................................................................
   SECTION 4.06.           Distributions on the REMIC Regular Interests........................................
   SECTION 4.07.           Allocation of Realized Losses.......................................................
   SECTION 4.08.           Tax Treatment of Swap Payments and Swap Termination Payments........................
   SECTION 4.09.           [Reserved]..........................................................................

                                    ARTICLE V


                                THE CERTIFICATES

   SECTION 5.01.           The Certificates....................................................................
   SECTION 5.02.           Registration of Transfer and Exchange of Certificates...............................
   SECTION 5.03.           Mutilated, Destroyed, Lost or Stolen Certificates...................................
   SECTION 5.04.           Persons Deemed Owners...............................................................
   SECTION 5.05.           Appointment of Paying Agent.........................................................

                                   ARTICLE VI


                      THE MASTER SERVICER AND THE DEPOSITOR

   SECTION 6.01.           Liability of the Master Servicer and the Depositor..................................
   SECTION 6.02.           Merger or  Consolidation  of, or Assumption of the  Obligations  of, the Master
                           Servicer or the Depositor...........................................................
   SECTION 6.03.           Limitation on Liability of the Master Servicer and Others...........................
   SECTION 6.04.           Master Servicer Not to Resign.......................................................
   SECTION 6.05.           Delegation of Duties................................................................
   SECTION 6.06.           [Reserved]..........................................................................
   SECTION 6.07.           Inspection..........................................................................

                                   ARTICLE VII


                                     DEFAULT

   SECTION 7.01.           Master Servicer Events of Termination...............................................
   SECTION 7.02.           Trustee to Act; Appointment of Successor............................................
   SECTION 7.03.           Waiver of Defaults..................................................................
   SECTION 7.04.           Notification to Certificateholders..................................................
   SECTION 7.05.           Survivability of Master Servicer Liabilities........................................

                                  ARTICLE VIII


                                   THE TRUSTEE

   SECTION 8.01.           Duties of Trustee...................................................................
   SECTION 8.02.           Certain Matters Affecting the Trustee...............................................
   SECTION 8.03.           Trustee Not Liable for Certificates or Mortgage Loans...............................
   SECTION 8.04.           Trustee May Own Certificates........................................................
   SECTION 8.05.           Trustee Fee and Expenses............................................................
   SECTION 8.06.           Eligibility Requirements for Trustee................................................
   SECTION 8.07.           Resignation or Removal of Trustee...................................................
   SECTION 8.08.           Successor Trustee...................................................................
   SECTION 8.09.           Merger or Consolidation of Trustee..................................................
   SECTION 8.10.           Appointment of Co-Trustee or Separate Trustee.......................................
   SECTION 8.11.           Limitation of Liability.............................................................
   SECTION 8.12.           Trustee May Enforce Claims Without Possession of Certificates.......................
   SECTION 8.13.           Suits for Enforcement...............................................................
   SECTION 8.14.           Waiver of Bond Requirement..........................................................
   SECTION 8.15.           Waiver of Inventory, Accounting and Appraisal Requirement...........................

                                   ARTICLE IX


                              REMIC ADMINISTRATION

   SECTION 9.01.           REMIC Administration................................................................
   SECTION 9.02.           Prohibited Transactions and Activities..............................................
   SECTION 9.03.           Indemnification with Respect to Certain Taxes and Loss of REMIC Status..............

                                    ARTICLE X


                                   TERMINATION

   SECTION 10.01.          Termination.........................................................................
   SECTION 10.02.          Additional Termination Requirements.................................................

                                   ARTICLE XI


                            MISCELLANEOUS PROVISIONS

   SECTION 11.01.          Amendment...........................................................................
   SECTION 11.02.          Recordation of Agreement; Counterparts..............................................
   SECTION 11.03.          Limitation on Rights of Certificateholders..........................................
   SECTION 11.04.          Governing Law; Jurisdiction.........................................................
   SECTION 11.05.          Notices.............................................................................
   SECTION 11.06.          Severability of Provisions..........................................................
   SECTION 11.07.          Article and Section References......................................................
   SECTION 11.08.          Notice to the Rating Agencies and the NIMS Insurer..................................
   SECTION 11.09.          Further Assurances..................................................................
   SECTION 11.10.          Third Party Rights..................................................................
   SECTION 11.11.          Benefits of Agreement...............................................................
   SECTION 11.12.          Acts of Certificateholders..........................................................
   SECTION 11.13.          No Petition.........................................................................

EXHIBITS:
Exhibit A-1       Form of Class A-1 Certificates
Exhibit A-2       Form of Class A-2 Certificates
Exhibit A-3       Form of Class A-3 Certificates
Exhibit A-4       Form of Class A-4 Certificates
Exhibit A-5       Form of Class M-1 Certificates
Exhibit A-6       Form of Class M-2 Certificates
Exhibit A-7       Form of Class M-3 Certificates
Exhibit A-8       Form of Class M-4 Certificates
Exhibit A-9       Form of Class M-5 Certificates
Exhibit A-10      Form of Class M-6 Certificates
Exhibit A-11      Form of Class M-7 Certificates
Exhibit A-12      Form of Class M-8 Certificates
Exhibit A-13      Form of Class M-9 Certificates
Exhibit A-14      Form of Class M-10 Certificates
Exhibit A-15      Form of Class M-11 Certificates
Exhibit A-16      [Reserved]
Exhibit A-17      Form of Class C Certificates
Exhibit A-18      Form of Class P Certificates
Exhibit A-19      Form of Class R Certificates
Exhibit A-20      Form of Class R-X Certificates
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         Loss Mitigation Procedures
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of Interest Rate Swap Agreement
Exhibit J         Form of Investment Letter
Exhibit K         Form of Residual Certificates Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N         Form of Swap Administration Agreement
Exhibit O         [Reserved]
Exhibit P         [Reserved]
Exhibit R-1       Form of Certification to Be Provided by the Depositor with Form 10-K
Exhibit R-2       Form of Certification to Be Provided to Depositor by the Trustee
Exhibit S         Annual Statement of Compliance pursuant to Section 3.20

Schedule I        Prepayment Charge Schedule

         This Pooling and Servicing Agreement is dated as of [________] (the "Agreement"), among OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as depositor (the "Depositor"), OPTION ONE MORTGAGE CORPORATION, as master servicer (the "Master Servicer") and [___________________________________], as trustee (the
"Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty one classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates,
(v) the Class M-1 Certificates, (vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6 Certificates, (xi) the Class M-7 Certificates,
(xii) the Class M-8 Certificates, (xiii) the Class M-9 Certificates, (xiv) the Class M-10 Certificates, (xv) the Class M-11 Certificates, (xvi) the Class C Certificates, (xvii) the Class P Certificates, (xviii) the Class R Certificates and (xix) the Class R-X Certificates.

                                     REMIC 1

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, the Swap Account and the Interest Rate Swap Agreement) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                    REMIC 1I                Initial            Latest Possible
Designation    Remittance Rate(2)    Uncertificated Balance    Maturity Date(1)
-----------    ------------------    ----------------------    ----------------
  I                  Variable           [$_____________]      [__________, ____]
I-1-A                Variable           [$_____________]      [__________, ____]
I-1-B                Variable           [$_____________]      [__________, ____]
I-2-A                Variable           [$_____________]      [__________, ____]
I-2-B                Variable           [$_____________]      [__________, ____]
I-3-A                Variable           [$_____________]      [__________, ____]
I-3-B                Variable           [$_____________]      [__________, ____]
I-4-A                Variable           [$_____________]      [__________, ____]
I-4-B                Variable           [$_____________]      [__________, ____]
I-5-A                Variable           [$_____________]      [__________, ____]
I-5-B                Variable           [$_____________]      [__________, ____]
I-6-A                Variable           [$_____________]      [__________, ____]
I-6-B                Variable           [$_____________]      [__________, ____]
I-7-A                Variable           [$_____________]      [__________, ____]
I-7-B                Variable           [$_____________]      [__________, ____]
I-8-A                Variable           [$_____________]      [__________, ____]
I-8-B                Variable           [$_____________]      [__________, ____]
I-9-A                Variable           [$_____________]      [__________, ____]
I-9-B                Variable           [$_____________]      [__________, ____]
I-10-A               Variable           [$_____________]      [__________, ____]
I-10-B               Variable           [$_____________]      [__________, ____]
I-11-A               Variable           [$_____________]      [__________, ____]
I-11-B               Variable           [$_____________]      [__________, ____]
I-12-A               Variable           [$_____________]      [__________, ____]
I-12-B               Variable           [$_____________]      [__________, ____]
I-13-A               Variable           [$_____________]      [__________, ____]
I-13-B               Variable           [$_____________]      [__________, ____]
I-14-A               Variable           [$_____________]      [__________, ____]
I-14-B               Variable           [$_____________]      [__________, ____]
I-15-A               Variable           [$_____________]      [__________, ____]
I-15-B               Variable           [$_____________]      [__________, ____]
I-16-A               Variable           [$_____________]      [__________, ____]
I-16-B               Variable           [$_____________]      [__________, ____]
I-17-A               Variable           [$_____________]      [__________, ____]
I-17-B               Variable           [$_____________]      [__________, ____]
I-18-A               Variable           [$_____________]      [__________, ____]
I-18-B               Variable           [$_____________]      [__________, ____]
I-19-A               Variable           [$_____________]      [__________, ____]
I-19-B               Variable           [$_____________]      [__________, ____]
I-20-A               Variable           [$_____________]      [__________, ____]
I-20-B               Variable           [$_____________]      [__________, ____]
I-21-A               Variable           [$_____________]      [__________, ____]
I-21-B               Variable           [$_____________]      [__________, ____]
I-22-A               Variable           [$_____________]      [__________, ____]
I-22-B               Variable           [$_____________]      [__________, ____]
I-23-A               Variable           [$_____________]      [__________, ____]
I-23-B               Variable           [$_____________]      [__________, ____]
I-24-A               Variable           [$_____________]      [__________, ____]
I-24-B               Variable           [$_____________]      [__________, ____]
I-25-A               Variable           [$_____________]      [__________, ____]
I-25-B               Variable           [$_____________]      [__________, ____]
I-26-A               Variable           [$_____________]      [__________, ____]
I-26-B               Variable           [$_____________]      [__________, ____]
I-27-A               Variable           [$_____________]      [__________, ____]
I-27-B               Variable           [$_____________]      [__________, ____]
I-28-A               Variable           [$_____________]      [__________, ____]
I-28-B               Variable           [$_____________]      [__________, ____]
I-29-A               Variable           [$_____________]      [__________, ____]
I-29-B               Variable           [$_____________]      [__________, ____]
I-30-A               Variable           [$_____________]      [__________, ____]
I-30-B               Variable           [$_____________]      [__________, ____]
I-31-A               Variable           [$_____________]      [__________, ____]
I-31-B               Variable           [$_____________]      [__________, ____]
I-32-A               Variable           [$_____________]      [__________, ____]
I-32-B               Variable           [$_____________]      [__________, ____]
I-33-A               Variable           [$_____________]      [__________, ____]
I-33-B               Variable           [$_____________]      [__________, ____]
I-34-A               Variable           [$_____________]      [__________, ____]
I-34-B               Variable           [$_____________]      [__________, ____]
I-35-A               Variable           [$_____________]      [__________, ____]
I-35-B               Variable           [$_____________]      [__________, ____]
I-36-A               Variable           [$_____________]      [__________, ____]
I-36-B               Variable           [$_____________]      [__________, ____]
I-37-A               Variable           [$_____________]      [__________, ____]
I-37-B               Variable           [$_____________]      [__________, ____]
I-38-A               Variable           [$_____________]      [__________, ____]
I-38-B               Variable           [$_____________]      [__________, ____]
I-39-A               Variable           [$_____________]      [__________, ____]
I-39-B               Variable           [$_____________]      [__________, ____]
I-40-A               Variable           [$_____________]      [__________, ____]
I-40-B               Variable           [$_____________]      [__________, ____]
I-41-A               Variable           [$_____________]      [__________, ____]
I-41-B               Variable           [$_____________]      [__________, ____]
I-42-A               Variable           [$_____________]      [__________, ____]
I-42-B               Variable           [$_____________]      [__________, ____]
I-43-A               Variable           [$_____________]      [__________, ____]
I-43-B               Variable           [$_____________]      [__________, ____]
I-44-A               Variable           [$_____________]      [__________, ____]
I-44-B               Variable           [$_____________]      [__________, ____]
I-45-A               Variable           [$_____________]      [__________, ____]
I-45-B               Variable           [$_____________]      [__________, ____]
  P                  Variable           [$_____________]      [__________, ____]

(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "REMIC 1 Remittance Rate" herein.

                                     REMIC 2

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.


            Uncertificated REMIC 1  Initial Uncertificated    Assumed Final
Designation  Pass-Through Rate(2)      Principal Balance     Maturity Date(1)
-----------  --------------------      -----------------     ----------------
   LTAA            Variable            [$_____________]     [__________, ____]
   LTA1            Variable            [$_____________]     [__________, ____]
   LTA2            Variable            [$_____________]     [__________, ____]
   LTA3            Variable            [$_____________]     [__________, ____]
   LTA4            Variable            [$_____________]     [__________, ____]
   LTM1            Variable            [$_____________]     [__________, ____]
   LTM2            Variable            [$_____________]     [__________, ____]
   LTM3            Variable            [$_____________]     [__________, ____]
   LTM4            Variable            [$_____________]     [__________, ____]
   LTM5            Variable            [$_____________]     [__________, ____]
   LTM6            Variable            [$_____________]     [__________, ____]
   LTM7            Variable            [$_____________]     [__________, ____]
   LTM8            Variable            [$_____________]     [__________, ____]
   LTM9            Variable            [$_____________]     [__________, ____]
   LTM10           Variable            [$_____________]     [__________, ____]
   LTM11           Variable            [$_____________]     [__________, ____]
   LTZZ            Variable            [$_____________]     [__________, ____]
    LTP            Variable            [$_____________]     [__________, ____]
   LTIO            Variable                   (3)           [__________, ____]

-------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein. (3) REMIC 2 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount.

                                     REMIC 3

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3 created hereunder:

                                                                 Original Class
                                     Pass-Through            Certificate Principal   Assumed Final
      Class Designation                   Rate                       Balance         Maturity Date(1)
----------------------------  ---------------------------    ---------------------  ------------------
Class A-1...................          Variable(2)               [$_____________]    [__________, ____]
Class A-2...................          Variable(2)               [$_____________]    [__________, ____]
Class A-3...................          Variable(2)               [$_____________]    [__________, ____]
Class A-4...................          Variable(2)               [$_____________]    [__________, ____]
Class M-1...................          Variable(2)               [$_____________]    [__________, ____]
Class M-2...................          Variable(2)               [$_____________]    [__________, ____]
Class M-3...................          Variable(2)               [$_____________]    [__________, ____]
Class M-4...................          Variable(2)               [$_____________]    [__________, ____]
Class M-5...................          Variable(2)               [$_____________]    [__________, ____]
Class M-6...................          Variable(2)               [$_____________]    [__________, ____]
Class M-7...................          Variable(2)               [$_____________]    [__________, ____]
Class M-8...................          Variable(2)               [$_____________]    [__________, ____]
Class M-9...................          Variable(2)               [$_____________]    [__________, ____]
Class M-10..................          Variable(2)               [$_____________]    [__________, ____]
Class M-11..................          Variable(2)               [$_____________]    [__________, ____]
Class C Interest............         Variable((3))              [$_____________]    [__________, ____]
Class P Interest............             N/A(4)                 [$_____________]    [__________, ____]
Class SWAP-IO Interest......             N/A(5)                           N/A(5)    [__________, ____]

------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Class Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.
(5) The Class SWAP-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to [____]% of amounts distributed on REMIC 2 Regular Interest LTIO.

                                     REMIC 4

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions under federal income tax law.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4 created hereunder:

                                                                 Original Class
                                     Pass-Through            Certificate Principal   Assumed Final
      Class Designation                   Rate                       Balance         Maturity Date(1)
----------------------------  ---------------------------    ---------------------  ------------------
Class C ....................          Variable(2)               [$_____________]    [__________, ____]

------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4.
(2) The Class C Certificates will receive [____]% of amounts received in respect of the Class C Interest.

                                     REMIC 5

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions under federal income tax law.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 5 created hereunder:

                                                                 Original Class
                                     Pass-Through            Certificate Principal   Assumed Final
      Class Designation                   Rate                       Balance         Maturity Date(1)
----------------------------  ---------------------------    ---------------------  ------------------
Class P ....................          Variable(2)               [$_____________]    [__________, ____]

------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 5
(2) The Class P Certificates will receive [____]% of amounts received in respect of the Class P Interest

                                     REMIC 6

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 6." The Class R-6 Interest represents the sole class of "residual interests" in REMIC 6 for purposes of the REMIC Provisions under federal income tax law.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 6 created hereunder, which will be uncertificated:

                                                                 Original Class
                                     Pass-Through            Certificate Principal   Assumed Final
      Class Designation                   Rate                       Balance         Maturity Date(1)
----------------------------  ---------------------------    ---------------------  ------------------
SWAP-IO ....................          Variable(2)               [$_____________]    [__________, ____]

------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the third Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for REMIC 6 regular Interest SWAP-IO
(2) REMIC 6 Regular Interest SWAP-IO will receive [____]% of amounts received in respect of the Class SWAP-IO Interest

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Mezzanine Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act": The Securities Act of 1933, as amended.

         "Account": Either of the Collection Account or Distribution Account.

         "Accrual Period": With respect to the Class A Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

         "Adjustable Rate Mortgage Loan": A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

         "Adjusted Net Maximum Mortgage Rate": With respect to any Distribution Date and any Mortgage Loan (or the related REO Property) in the Trust Fund as of the close of business on the last day of the preceding calendar month, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

         "Adjusted Net Mortgage Rate": With respect to any Distribution Date and any Mortgage Loan (or the related REO Property) in the Trust Fund as of the close of business on the last day of the preceding prepayment period, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

         "Advancing Facility": As defined in Section 3.29 hereof.

         "Advancing Person": As defined in Section 3.29 hereof.

         "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and the Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office and if the assignment has been delivered in blank, the name of the Assignee), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

         "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, including any Subsequent Recoveries, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02, (g) [reserved] (h) [reserved], (i) [reserved] and (j) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (j) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount, (d) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, (e) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) and (f) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Maryland, the State of California, the Commonwealth of Pennsylvania, the State of Florida, the State of Minnesota or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Certificate": Any Regular Certificate or Residual Certificate.

         "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Margin": With respect to each Class of Adjustable-Rate Certificates and for purposes of the Marker Rate and the Maximum LTZZ Uncertificated Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:

               REMIC 2 Regular              Certificate Margin
Class             Interest
                                        (1) (%)            (2) (%)
 A-1                LTA1                [____]%            [____]%
 A-2                LTA2                [____]%            [____]%
 A-3                LTA3                [____]%            [____]%
 A-4                LTA4                [____]%            [____]%
 M-1                LTM1                [____]%            [____]%
 M-2                LTM2                [____]%            [____]%
 M-3                LTM3                [____]%            [____]%
 M-4                LTM4                [____]%            [____]%
 M-5                LTM5                [____]%            [____]%
 M-6                LTM6                [____]%            [____]%
 M-7                LTM7                [____]%            [____]%
 M-8                LTM8                [____]%            [____]%
 M-9                LTM9                [____]%            [____]%
 M-10               LTM10               [____]%            [____]%
 M-11               LTM11               [____]%            [____]%
----------
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)      For each other Accrual Period.


         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof (A) increased, in the case of a Mezzanine Certificate by the amount of any Subsequent Recoveries added to the Certificate Principal Balance of such Class pursuant to Section 4.01, (B) reduced by the sum of all amounts actually distributed in respect of principal of such Class and (C) further reduced, in the case of a Mezzanine Certificate by Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over
(B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Certificateholder": Any Holder of a Class A Certificate.

         "Class A Certificates": Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate.

         "Class A Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Principal Distribution Amount and
(ii) the Group II Principal Distribution Amount.

         "Class A-1 Certificate": Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-2 Certificate": Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-3 Certificate": Any one of the Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class A-4 Certificate": Any one of the Class A-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class C Certificate": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17, representing (i) a Regular Interest in REMIC 4, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

         "Class C Interest": An uncertificated interest in the Trust held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

         "Class IO Distribution Amount": As defined in Section 4.05 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date in excess of the amount payable on the Class Swap-IO Interest on such Distribution Date, all as further provided in Section 4.05 hereof.

         "Class Swap-IO Interest": An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 3.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-1 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-2 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-3 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-4 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-5 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-6 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-7 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-8 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-9 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-10 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-11 Certificate": Any one of the Class M-11 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

         "Class M-11 Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 5.

         "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

         "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

         "Class R-X Certificate": The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

         "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

         "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

         "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

         "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

         "Class R-5 Interest": The uncertificated Residual Interest in REMIC 5.

         "Class R-6 Interest": The uncertificated Residual Interest in REMIC 6.

         "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

         "Closing Date": [______________].

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "[____________________], as Trustee, in trust for registered Holders of [________________________________]," which must be an Eligible Account.

         "Compensating Interest": As defined in Section 3.24 hereof.

         "Convertible Mortgage Loan": Any Adjustable-Rate Mortgage Loan which allows the Mortgagor thereunder to convert the Mortgage Rate thereon to a fixed Mortgage Rate.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: [_____________], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Originator and the Seller.

         "Corresponding Certificate": With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:


        REMIC 2 REGULAR INTEREST    REGULAR CERTIFICATE
                  LTA1                   Class A-1
        ------------------------    -------------------
                                            AAA
                  LTA2                   Class A-2
                  LTA3                   Class A-3
                  LTA4                   Class A-4
                  LTM1                   Class M-1
                  LTM2                   Class M-2
                  LTM3                   Class M-3
                  LTM4                   Class M-4
                  LTM5                   Class M-5
                  LTM6                   Class M-6
                  LTM7                   Class M-7
                  LTM8                   Class M-8
                  LTM9                   Class M-9
                 LTM10                  Class M-10
                 LTM11                  Class M-11
                  LTP                     Class P

         "Cumulative Realized Loss Percentage": The aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the Prepayment Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Custodian": [____________________], as custodian of the Mortgage Files, and any successor thereto.

         "Cut-off Date": [______________].

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, as applicable (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after application of scheduled payments due thereon, whether or not received.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.02(c) hereof.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

         "Delinquency Master Servicer Termination Trigger": A Delinquency Master Servicer Termination Trigger will have occurred with respect to the Certificates on a Distribution Date if the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds [____]%.

         "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans Delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

         "Delinquent": Any Mortgage Loan, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Option One Mortgage Acceptance Corporation, a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company and upon request, Clearstream Banking Luxembourg and the Euroclear System, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by
Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC formed hereunder or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The segregated trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, [____________________], as Trustee, in trust for the registered Certificateholders of [__________________________]" and which must be an Eligible Account.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in [______________].

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch and A-1+ by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the NIMS Insurer, the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,
(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that [____]% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section
4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         "Fannie Mae": Federal National Mortgage Association or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Master Servicer pursuant to or as contemplated by
Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch Ratings, or its successor in interest.

         "Fixed Rate Mortgage Loan": A first or second lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

         "Fixed Swap Payment": With respect to any Distribution Date, the amount calculated based on a fixed rate as set forth in the Interest Rate Swap Agreement.

         "Floating Swap Payment": With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and
(iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment Date (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

         "Formula Rate": For any Distribution Date and any Class of the Class A Certificates and the Mezzanine Certificates, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the applicable Maximum Cap Rate.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

         "Group I Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

         "Group I Certificates": The Class A-1 Certificates.

         "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans minus a PRO RATA portion (based on the Certificate Principal Balance of the Group I Certificates divided by the aggregate Certificate Principal Balance of the Class A Certificates) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

         "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a principal balance that conforms to Fannie Mae and Freddie Mac guidelines. The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date is equal to [$________________]. "Group I Overcollateralization Floor": With respect to the Group I Certificates, [$----------------].

         "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

         "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans received by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans.

         "Group I Senior Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

         "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

         "Group II Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

         "Group II Certificates": The Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

         "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans minus a pro rata portion (based on the aggregate Certificate Principal Balance of the Group II Certificates divided by the aggregate Certificate Principal Balance of the Class A Certificates) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

         "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a principal balance that may or may not conform to Fannie Mae and Freddie Mac guidelines. The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date is equal to [$________________].

         "Group II Overcollateralization Floor": With respect to the Group II Certificates, [$________________].

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

         "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans received by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to
Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans.

         "Group II Senior Principal Distribution Amount": An amount, not less than zero, equal to the excess of (x) the Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

         "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

         "Holder": See "Certificateholder."

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of [___]% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, [____]% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Indenture": An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

         "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Determination Date": With respect to the Class A Certificates and the Mezzanine Certificates and each related Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of [______________] (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Trustee (in its capacity as Supplemental Interest Trust Trustee) and a confirmation of the same date, which supplements and forms part of the Master Agreement.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LIBOR": With respect to each Accrual Period for the Class A Certificates and the Mezzanine Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period for the Class A Certificates and the Mezzanine Certificates will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         Notwithstanding the foregoing, LIBOR for the Class A and Mezzanine Certificates for the first Accrual Period will be [____]%.

         "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 10.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.23 or Section 10.01.

         "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan (and, with respect to any second lien Mortgage Loan, the Principal Balance of the related first lien Mortgage Loan plus the Principal Balance of such second lien Mortgage Loan), and the denominator of which is the Value of the related Mortgaged Property.

         "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

         "Loan Group I": The group of Mortgage Loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines identified in the Mortgage Loan Schedule as having been assigned to Loan Group I. "Loan Group II": The group of Mortgage Loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

         "Losses": As defined in Section 9.03.

         "Loss Mitigation Procedures": The policies and procedures set forth in Exhibit G hereto relating to the realization on delinquent Mortgage Loans.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage
Note in the form of Exhibit H hereto.

         "Majority Certificateholders": The Holders of Certificates evidencing at least [____]% of the Voting Rights.

         "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, with the rates on such REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         "Master Servicer": Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

         "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is [____]% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

         "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

         "Master Servicer Optional Purchase Delinquency Trigger": A Master Servicer Optional Purchase Delinquency Trigger has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds [____]% of the Senior Credit Enhancement Percentage.

         "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any Prepayment Charges pursuant to Section
2.05 or Section 3.01.

         "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day prior to such Distribution Date.

         "Maximum Cap Rate": For any Distribution Date, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 minus (a) an amount, expressed as a percentage, equal to the product of (i) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) 12 and (b) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

         "Maximum LTZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 for such Distribution Date, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Net WAC Rate provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC 1 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates or the Class M-11 Certificates.

         "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and any Distribution Date the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls as allocated to such Certificate as provided in Section 1.03 and based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(d) or Section 2.08 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement among the Master Servicer, in its capacity as Originator, the Sellers and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Originator and shall set forth the following information with respect to each Mortgage Loan, as applicable:

         (1)      the Mortgage Loan identifying number;

         (2)      [reserved];

         (3)      the state and zip code of the Mortgaged Property;

         (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

         (5)      the type of Residential Dwelling constituting the Mortgaged
                  Property;

         (6)      the original months to maturity;

         (7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

         (8)      the Loan-to-Value Ratio at origination;

         (9)      the Mortgage Rate in effect immediately following the Cut-off
                  Date;

         (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

         (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

         (15)     the original principal amount of the Mortgage Loan;

         (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

         (17) a code indicating the purpose of the Mortgage Loan (I.E., purchase financing, rate/term refinancing, cash-out refinancing);

         (18)     the Mortgage Rate at origination;

         (19) a code indicating the documentation program (I.E., full documentation, limited documentation, stated income documentation);

         (20)     the risk grade;

         (21)     the Value of the Mortgaged Property;

         (22)     the sale price of the Mortgaged Property, if applicable;

         (23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

         (24)     the type and term of the related Prepayment Charge;

         (25)     the rounding code;

         (26)     the program code;

         (27)     a code indicating the lien priority for Mortgage Loans;

         (28) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

         (29) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

         (30) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

         (31) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

         (32) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

         (33)     the credit score ("FICO") of such Mortgage Loan;

         (34)     the total amount of points and fees charged such Mortgage
                  Loan;

         (35)     [reserved]; and (36) [reserved].

         The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Stated Principal Balance of the Mortgage Loans;
(3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Originator in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest [____]% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over
(y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Swap Payment": In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of
(x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate": With respect to each Distribution Date and the Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period minus an amount, expressed as a percentage, equal to the sum of (x) the product of (i) Net Swap Payment owed to the Swap Provider, if any, for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) the Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) if any, owed to the Swap Provider for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) 12. For federal income tax purposes, for any Distribution Date with respect to the REMIC 3 Regular Interests the ownership of which is represented by the Regular Certificates (other than the Class C Certificates or Class P Certificates), the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated REMIC 2 Pass-Through Rate on the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

         "Net WAC Rate Carryover Amount": With respect to any Class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the sum of
(A) the positive excess of (i) the amount of interest accrued on such Class of Certificates for such Distribution Date calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate, in each case for such Distribution Date and for such related Accrual Period.

         "Net WAC Rate Carryover Reserve Account": The reserve account established and maintained pursuant to Section 3.28.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class C Interest, the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTIO and REMIC 2 Regular Interest LTP).

         "Offered Certificates": The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates offered to the public pursuant to the Prospectus Supplement.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries or Servicing Officers of the Master Servicer, the Originator or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Master Servicer or the NIMS Insurer may opt to terminate the Trust Fund pursuant to Section 10.01.

         "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Interest, the Class C Certificates, the Class P Interest and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

         "Originator": Option One Mortgage Corporation, a California corporation, or its successor in interest, in its capacity as originator under the Mortgage Loan Purchase Agreement.

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Floor": With respect to the Mezzanine Certificates, [$________________].

         "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date, prior to the Stepdown Date will be [____]% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The Overcollateralization Target Amount on or after the Stepdown Date will be the lesser of the amount set forth in the preceding sentence and [____]% of the aggregate Stated Principal Balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to [____]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, if a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount for the previous Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

         "Overcollateralized Amount": For any Distribution Date, is the amount, equal to (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to any Class of the Class A and Mezzanine Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

         With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) [____]% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is
(y) the aggregate Uncertificated Balance of REMIC 1 Regular Interests LTAA, LTA1, LTA2, LTA3, LTA4, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTM10, LTM11 and LTZZ.

         With respect to the Class C Certificates, [____]% of the interest distributable to the Class C Interest, expressed as a per annum rate on its Notional Amount.

         With respect to the Class Swap-IO Interest, the Class Swap IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to [____]% of the amounts distributable to REMIC 2 Regular Interest LTIO for such Distribution Date.

         "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

         "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or initial Notional Amount of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals [____]%. -------- -------

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Fitch, Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ by S&P, A2 or higher by Moody's, and F-1+ or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to [____]% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including those managed or advised by the Trustee or its Affiliates, that have been rated "AAAm" by S&P, "AAA" by Fitch (if rated by Fitch) and "Aaa" by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than [____]% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Pool Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Groups as of such date.

         "Prepayment Assumption": As defined in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges, fees, penalties or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall be prepared by the Master Servicer (in its capacity as Originator) and set forth the following information with respect to each Prepayment Charge:

         (i)      the Mortgage Loan identifying number;

         (ii)     a code indicating the type of Prepayment Charge;

         (iii)    the state of origination of the related Mortgage Loan;

         (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

         (v)      the term of the related Prepayment Charge; and

         (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the NIMS Insurer.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one month's interest on the Mortgage Loan less any payments made by the Mortgagor. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on [______________]) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

         "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, MINUS all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

         "Prospectus Supplement": That certain Prospectus Supplement dated [______________] relating to the public offering of the Offered Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) [____]% of the Stated Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section
3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law.

         "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than [____]% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan,
(iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan,
(vi) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan, (xiii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan, (xiv) have the same Due Date as the Deleted Mortgage Loan, (xv) [reserved] and (xvi) not be a Convertible Mortgage Loan unless that Deleted Mortgage Loan was a Convertible Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. "Record Date": With respect to (i) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates and the Mezzanine Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates for a Class A Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Originator or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Depositor; PROVIDED, HOWEVER, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

         "Regular Certificate": Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

         "Relief Act": The Servicemembers Civil Relief Act.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or any similar state law, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, the Interest Rate Swap Agreement or the Swap Account.

         "REMIC 1 Regular Interests": One of the 92 separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

         "REMIC 2 Overcollateralization Target Amount": [____]% of the Overcollateralization Target Amount.

         "REMIC 2 Overcollateralized Amount": With respect to any date of determination, (i) [____]% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTP, in each case as of such date of determination.

         "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ.

         "REMIC 2 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC 2 Regular Interest LTIO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11, REMIC 2 Regular Interest LTZZ, REMIC 2 Regular Interest LTP and REMIC 2 Regular Interest LTIO, each of which is a separate non-certificated beneficial ownership interests in REMIC 2.

         "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 3 Regular Interests": Any Class A Certificate, Mezzanine Certificate, Class C Interest, Class P Interest or Class SWAP-IO Interest.

         "REMIC 4": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 5": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 6": The segregated pool of assets consisting of the Class SWAP-IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificate (in respect of the Class R-6 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 6 Regular Interest": REMIC 6 Regular Interest SWAP-IO.

         "REMIC 6 Regular Interest SWAP-IO": The non-certificated beneficial ownership interest in REMIC 6 issued hereunder and designated as a Regular Interest in REMIC 6. REMIC 6 Regular Interest SWAP-IO shall be entitled to [____]% of amounts distributed in respect of The Class SWAP-IO Interest.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interests": The REMIC 1 Regular Interests, REMIC 2 Regular Interests, the Class C Interest, Class P Interest or Class SWAP-IO Interest.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.04.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

         "Residual Certificate": Any Class R Certificates or Class R-X Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. "Seller": Any one or all of: (i) Option One Mortgage Corporation, a California corporation or (ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6 and/or Option One Owner Trust 2005-7, each a Delaware statutory trust.

         "Senior Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": [____]% per annum for the first 10 Due Periods, [____]% per annum for the 11th through 30th Due Periods and [____]% per annum for all Due Periods thereafter.

         "Servicing Officer": Any employee or officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": The standards set forth in Section 3.01.

         "Servicing Transfer Costs": All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

         "Startup Day": As defined in Section 9.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stepdown Date": The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date occurring in [______________] and (ii) the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than [____]%.

         "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

         "Sub-Servicer": Any Person with which either Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between either Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Substitution Adjustment": As defined in Section 2.03(d) hereof.

         "Supplemental Interest Trust": As defined in Section 4.05(a).

         "Swap Administration Agreement": As defined in Section 4.05(b).

         "Swap Account": The account or accounts created and maintained pursuant to Section 4.05. The Swap Account must be an Eligible Account.

         "Swap Administrator": [____________________], a national banking association, or its successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

         "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of the Class Swap-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

         "Swap LIBOR": A per annum rate equal to the floating rate payable by the Swap Provider under the Interest Rate Swap Agreement.

         "Swap Provider": HSBC Bank USA, National Association.

         "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         "Swap Termination Payment": The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

         "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

         "Tax Prepayment Assumption": The prepayment assumption provided by the Depositor and as disclosed in the Prospectus Supplement.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price": As defined in Section 10.01(a) hereof.

         "Terminator": As defined in Section 10.01 hereof.

         "Three Month Rolling Delinquency Percentage": With respect to the Mortgage Loans and any Distribution Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Stated Principal Balances of all Mortgage Loans that are (i) 60 or more days Delinquent, (ii) in bankruptcy and 60 or more days Delinquent, (iii) in foreclosure and 60 or more days Delinquent or (iv) REO Properties, and the denominator of which is (y) the sum of the Stated Principal Balances of the Mortgage Loans, in the case of both (x) and (y), as of the Close of Business on the last Business Day of each of the three most recent calendar months.

         "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

         (a) the Delinquency Percentage exceeds [____]% of the Senior Credit Enhancement Percentage or

         (b) the Cumulative Realized Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN                        PERCENTAGE
------------------------------   --------------------------------------------------
[_____________- _____________]   [____]% for [______________], plus 1/12 of [____]%
                                              for each month thereafter
[_____________- ____________ ]   [____]% for [______________], plus 1/12 of [____]%
                                              for each month thereafter
[_____________- _____________]   [____]% for [______________], plus 1/12 of [____]%
                                              for each month thereafter
[_____________- _____________]   [____]% for [______________], plus 1/12 of [____]%
                                              or each month thereafter
     ______________ and thereafter                     [____]%

         "Trust": [________________], the trust created hereunder.

         "Trust Fund": All of the assets of the Trust, which the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, distributions made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account.

         "Trust REMIC": Each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6.

         "Trustee": [____________________], a national banking association, or any successor trustee appointed as herein provided.

         "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

         "Trustee Fee Rate": [____]% per annum.

         "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution
Date).

         "Uncertificated Notional Amount": With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation "A" listed below:

               DISTRIBUTION DATE   REMIC 1 REGULAR INTERESTS
               -----------------   -------------------------
                    1 and 2        I-1-A through I-45-A
                       3           I-2-A through I-45-A
                       4           I-3-A through I-45-A
                       5           I-4-A through I-45-A
                       6           I-5-A through I-45-A
                       7           I-6-A through I-45-A
                       8           I-7-A through I-45-A
                       9           I-8-A through I-45-A
                       10          I-9-A through I-45-A
                       11          I-10-A through I-45-A
                       12          I-11-A through I-45-A
                       13          I-12-A through I-45-A
                       14          I-13-A through I-45-A
                       15          I-14-A through I-45-A
                       16          I-15-A through I-45-A
                       17          I-16-A through I-45-A
                       18          I-17-A through I-45-A
                       19          I-18-A through I-45-A
                       20          I-19-A through I-45-A
                       21          I-20-A through I-45-A
                       22          I-21-A through I-45-A
                       23          I-22-A through I-45-A
                       24          I-23-A through I-45-A
                       25          I-24-A through I-45-A
                       26          I-25-A through I-45-A
                       27          I-26-A through I-45-A
                       28          I-27-A through I-45-A
                       29          I-28-A through I-45-A
                       30          I-29-A through I-45-A
                       31          I-30-A through I-45-A
                       32          I-31-A through I-45-A
                       33          I-32-A through I-45-A
                       34          I-33-A through I-45-A
                       35          I-34-A through I-45-A
                       36          I-35-A through I-45-A
                       37          I-36-A through I-45-A
                       38          I-37-A through I-45-A
                       39          I-38-A through I-45-A
                       40          I-39-A through I-45-A
                       41          I-40-A through I-45-A
                       42          I-41-A through I-45-A
                       43          I-42-A through I-45-A
                       44          I-43-A through I-45-A
                       45          I-44-A and I-45-A
                       46          I-45-A


         With respect to the Class SWAP-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LTIO.

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate or Uncertificated REMIC 2 Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each REMIC Regular Interest (other than REMIC 2 Regular Interest LTIO), the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC 2 Regular Interest LTIO) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balances of REMIC 2 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. With respect to the Class C Interest, as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interest over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and the Class P Interest then outstanding.

         "Uncertificated REMIC 1 Pass-Through Rate": With respect to each REMIC 1 Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of [____]%. With respect to each REMIC 1 Regular Interest ending with the designation "B", the greater of
(x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans over (ii) [____]% and (y) [____]%.

         "Uncertificated REMIC 2 Pass-Through Rate": With respect to REMIC 2 Regular Interest LT-AA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LT-ZZ and REMIC 2 Regular Interest LT-P, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 1 Regular Intest I, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, (y) with respect to REMIC 1 Regular Interests ending with the designation "B", the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (z) with respect to REMIC 1 Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

DISTRIBUTION DATE  REMIC 1 REGULAR INTEREST         RATE
-----------------  ------------------------         ---------------------------------------------------------------
1 and 2            I-1-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
3                  I-2-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A                            Uncertificated REMIC 1 Pass-Through Rate
4                  I-3-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A and I-2-A                  Uncertificated REMIC 1 Pass-Through Rate
5                  I-4-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-3-A              Uncertificated REMIC 1 Pass-Through Rate
6                  I-5-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-4-A              Uncertificated REMIC 1 Pass-Through Rate
7                  I-6-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-5-A              Uncertificated REMIC 1 Pass-Through Rate
8                  I-7-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-6-A              Uncertificated REMIC 1 Pass-Through Rate
9                  I-8-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-7-A              Uncertificated REMIC 1 Pass-Through Rate
10                 I-9-A through I-45-A             2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-8-A              Uncertificated REMIC 1 Pass-Through Rate
11                 I-10-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-9-A              Uncertificated REMIC 1 Pass-Through Rate
12                 I-11-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-10-A             Uncertificated REMIC 1 Pass-Through Rate
13                 I-12-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-11-A             Uncertificated REMIC 1 Pass-Through Rate
14                 I-13-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-12-A             Uncertificated REMIC 1 Pass-Through Rate
15                 I-14-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-13-A             Uncertificated REMIC 1 Pass-Through Rate
16                 I-15-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-14-A             Uncertificated REMIC 1 Pass-Through Rate
17                 I-16-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-15-A             Uncertificated REMIC 1 Pass-Through Rate
18                 I-17-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-16-A             Uncertificated REMIC 1 Pass-Through Rate
19                 I-18-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-17-A             Uncertificated REMIC 1 Pass-Through Rate
20                 I-19-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-18-A             Uncertificated REMIC 1 Pass-Through Rate
21                 I-20-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-19-A             Uncertificated REMIC 1 Pass-Through Rate
22                 I-21-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-20-A             Uncertificated REMIC 1 Pass-Through Rate
23                 I-22-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-21-A             Uncertificated REMIC 1 Pass-Through Rate
24                 I-23-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-22-A             Uncertificated REMIC 1 Pass-Through Rate
25                 I-24-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-23-A             Uncertificated REMIC 1 Pass-Through Rate
26                 I-25-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-24-A             Uncertificated REMIC 1 Pass-Through Rate
27                 I-26-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-25-A             Uncertificated REMIC 1 Pass-Through Rate
28                 I-27-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-26-A             Uncertificated REMIC 1 Pass-Through Rate
29                 I-28-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-27-A             Uncertificated REMIC 1 Pass-Through Rate
30                 I-29-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-28-A             Uncertificated REMIC 1 Pass-Through Rate
31                 I-30-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-29-A             Uncertificated REMIC 1 Pass-Through Rate
32                 I-31-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-30-A             Uncertificated REMIC 1 Pass-Through Rate
33                 I-32-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-31-A             Uncertificated REMIC 1 Pass-Through Rate
34                 I-33-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-32-A             Uncertificated REMIC 1 Pass-Through Rate
35                 I-34-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-33-A             Uncertificated REMIC 1 Pass-Through Rate
36                 I-35-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-34-A             Uncertificated REMIC 1 Pass-Through Rate
37                 I-36-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-35-A             Uncertificated REMIC 1 Pass-Through Rate
38                 I-37-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-36-A             Uncertificated REMIC 1 Pass-Through Rate
39                 I-38-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-37-A             Uncertificated REMIC 1 Pass-Through Rate
40                 I-39-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-38-A             Uncertificated REMIC 1 Pass-Through Rate
41                 I-40-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-39-A             Uncertificated REMIC 1 Pass-Through Rate
42                 I-41-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-40-A             Uncertificated REMIC 1 Pass-Through Rate
43                 I-42-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-41-A             Uncertificated REMIC 1 Pass-Through Rate
44                 I-43-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-42-A             Uncertificated REMIC 1 Pass-Through Rate
45                 I-44-A through I-45-A            2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-43-A             Uncertificated REMIC 1 Pass-Through Rate
46                 I-45-A                           2  multiplied  by Swap  LIBOR,  subject  to a  maximum  rate of
                                                    Uncertificated REMIC 1 Pass-Through Rate
                   I-1-A through I-44-A             Uncertificated REMIC 1 Pass-Through Rate
thereafter         I-1-A through I-45-A             Uncertificated REMIC 1 Pass-Through Rate

         With respect to REMIC 2 Regular Interest LT-IO, and (a) the first Distribution Date, the excess of (i) the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation "A", over (ii) the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation "A", (b) the second Distribution Date through the 46th Distribution Date, the excess of (i) the Undertificated REMIC 1 Pass-Through Rates for REMIC I Regular Interest ending with the designation "A", over (ii) 2 multiplied by Swap LIBOR, and (c) thereafter [____]%.

         "Underwriters": Each of Banc of America Securities LLC, Greenwich Capital Markets, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and H&R Block Financial Advisors Inc.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

         "Value": With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

         (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than [____]% lower than the value thereof, in the case of a Mortgaged Loan with a Loan-to-Value Ratio less than or equal to [____]%, or more than [____]% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than [____]%, as determined by the appraisal referred to in clause
                  (i)(a) above; and

         (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a "lease option purchase" if the "lease option purchase price" was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have [____]% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have [____]% of the Voting Rights and the Residual Certificates shall have [____]% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; PROVIDED, HOWEVER that when none of the Regular Certificates are outstanding, [____]% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         SECTION 1.02. Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

         SECTION 1.03. Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for each of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate after the allocation thereto in clause (1).

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the REMIC 1 Regular Interests ending with the designation "B", pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest , and then, to REMIC 1 Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

         SECTION 1.04. Rights of the NIMS Insurer.

         Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) all other assets included or to be included in the Trust Fund, (vi) payments made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Master Servicer after the Cut-off Date with respect to the Mortgage Loans.

         In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned and the Originator, on behalf of the Depositor,:

         (i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of [____________________], as Trustee, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for -------- ------- original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance, as applicable, of which is less than or equal to [____]% of the Pool Balance as of the Cut-off Date;

         (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

         (iii)    an original Assignment. The Mortgage shall be assigned either
                  (A) in blank or (B) to "[____________________], as Trustee, without recourse";

         (iv) an original of any intervening assignment of Mortgage showing a complete chain of assignments;

         (v) the original or a certified copy of lender's title insurance policy; and

         (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the NIMS Insurer on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

         If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Master Servicer, in its capacity as Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Master Servicer, in its capacity as Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Master Servicer, in its capacity as Originator, shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company or an original attorney's opinion of title, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Master Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Master Servicer, in its capacity as Originator, shall have 120 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Originator does not cure such defect or deliver such missing document within such time period, the Master Servicer, in its capacity as Originator, shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

         The Depositor (at the expense of the Master Servicer, in its capacity as Originator) shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Depositor shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; PROVIDED, HOWEVER, each Assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least [____]% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section
7.02 hereof, (v) if the Originator is not the Master Servicer and with respect to any one Assignment the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, (vi) any Mortgage Loan that is 90 days or more Delinquent and such recordation would be necessary to facilitate conversion of the Mortgaged Property in accordance with Section 3.16 and (vii) reasonable direction by the NIMS Insurer. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Depositor shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. To the extent not previously delivered to the Trustee by the Depositor, the Depositor shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, an Officers' Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

         The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a high-cost home loan as defined by the HOEPA or any other applicable predatory or abusive lending laws.



         SECTION 2.02. Acceptance by Trustee.

         Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify to the Depositor, the Master Servicer and the NIMS Insurer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Originator the Depositor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Originator, the Depositor, the NIMS Insurer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

         SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator.

         (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 120 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator's obligation under the Mortgage Loan Purchase Agreement and cause the Originator to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage
Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

         (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

         (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Originator shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMS Insurer and the Trustee. Upon such substitution by the Originator, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

         For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Originator shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         Upon discovery by the Originator, the Master Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Originator, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         SECTION 2.04. Intentionally Omitted.

         SECTION 2.05. Representations, Warranties and Covenants of the Master Servicer.

         The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v) [Reserved];

                  (vi) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vii) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or
         (B) may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

                  (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

                  (ix) The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement;

                  (x) The information set forth in the Prepayment Charge Schedule (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law;

                  (xi) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (xii) The Master Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Master Servicer, the Originator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Originator, the NIMS Insurer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer (in its capacity as Originator) set forth in Sections 2.05(x) or 2.05(xi) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer (in its capacity as Originator) in Section 2.05(x) above is breached and a Principal Prepayment has occurred in the applicable Prepayment Period or if a change of law subsequent to the Closing Date limits the enforceability of a Prepayment Charge (other than in the circumstances provided in Section 2.05(x) above), the Master Servicer (in its capacity as Originator) must pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer and paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge; and (b) if any of the covenants made by the Master Servicer in Section 2.05(xi) above is breached, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Originator, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Originator contained in the Mortgage Loan Purchase Agreement.

         SECTION 2.06. Representations and Warranties of the Depositor.

         The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 2.07. Issuance of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections
2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

         SECTION 2.08. Reserved.

         SECTION 2.09. Conveyance of REMIC Regular Interests and Acceptance of REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

         (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 3 Regular Certificates, the Class C Interest, Class P Interest and Class SWAP-IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Certificates, the Class C Interest, Class P Interest and Class SWAP-IO Interest, constitute the entire beneficial ownership interest in REMIC 3.

         (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

         (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

         (f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class SWAP-IO Interest (which is uncertificated) for the benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The Trustee acknowledges receipt of the Class SWAP-IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with REMIC 6 Regular Interest SWAP-IO, constitute the entire beneficial ownership interest in REMIC 6.

         (g) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01 and
Section 2.02, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07 and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest), and the acceptance by the Trustee thereof, pursuant to Section 2.07(c), (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(d), (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.07(e) and (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(f), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

         SECTION 2.10. Negative Covenants of the Trustee and the Master
Servicer.

         Except as otherwise expressly permitted by this Agreement, the Trustee and the Master Servicer shall not cause the Trust Fund to:

         (i) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

         (ii) dissolve or liquidate the Trust Fund in whole or in part;

         (iii) engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

         (iv) incur, create or assume any indebtedness for borrowed money;

         (v) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

         (vi) merge, convert or consolidate with any other Person.

         SECTION 2.11. Puposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section
2.11 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.01. Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (A) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (B) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (C) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (D) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgement of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Master Servicer or an applicable Sub-Servicer an intention to refinance the related Mortgage Loan and
(y) the Master Servicer has concluded in its reasonable judgement that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Master Servicer; provided, however, that the Master Servicer shall waive no more than [____]% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clause (ii)(B) above. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account. Notwithstanding any other provisions of this Agreement, any payments made by the Master Servicer in respect of any waived Prepayment Charges pursuant to clauses
(i) and (ii)(B) above shall be deemed to be paid outside of the Trust Fund. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within 15 days of the Closing Date, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; PROVIDED, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         Within 180 days of the Closing Date, with respect to each Mortgage Loan set forth on Schedule X of the Mortgage Loan Purchase Agreement, the Master Servicer shall deliver to the Trustee a written field report from the Master Servicer or from an independent contractor (which, in either case, need not be a qualified appraiser but who cannot be the related Mortgagor) certifying that, based on a visual exterior inspection conducted by such person, such related Mortgaged Property appears not to have been damaged materially by the recent Hurricane Katrina or Rita or their after effects.

         SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; PROVIDED, HOWEVER, that (i) such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates and (ii) the NIMS Insurer shall have consented to such Sub-Servicing Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least [___]% of the Voting Rights; PROVIDED, FURTHER, that the consent of the Holders of Certificates entitled to at least [___]% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least [___]% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

         SECTION 3.03. Successor Sub-Servicers.

         The Master Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

         SECTION 3.04. Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.05. No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the NIMS Insurer, the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

         In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its expense shall, upon request of Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

         SECTION 3.07. Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; PROVIDED, HOWEVER, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to
Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.

         Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, capitalize the interest portion of past due Monthly Payments and outstanding Servicing Advances, or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), PROVIDED, HOWEVER, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, PROVIDED, FURTHER, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Procedures and PROVIDED, FURTHER, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds [____]% of the number of Mortgage Loans as of the Cut-off Date. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Procedures shall be reflected in writing in the Mortgage File.

         SECTION 3.08. Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to the Master Servicer or, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Master Servicer deposits in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer shall, within 10 business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

         SECTION 3.10. Collection Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date, (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date, but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to
         Section 10.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

                  (viii) all Prepayment Charges collected by the Master Servicer and any Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Master Servicer and Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds [$________________] following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds [$________________] as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 1:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Originator or any Sub-Servicer pursuant to Section
3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the NIMS Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the NIMS Insurer, the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                  (iv) any Compensating Interest to be deposited pursuant to
         Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee pursuant to the Agreement, including, but not limited to Section 3.06, Section 3.26 and Section 7.02.

         (e) [Reserved].

         (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account. SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing
         Fees) of Monthly Payments or Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.04; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, including, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for such unreimbursed Advances; or (c) subject to Section 4.04(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, including, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, including, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Originator, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section
         2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse the Master Servicer for expenses incurred by or reimbursable to the Master Servicer pursuant to Section 6.03;

                  (ix) to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (x) to pay itself any Prepayment Interest Excess; and

                  (xi) to clear and terminate the Collection Account pursuant to
         Section 10.01.

         The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (ix) and (x) above. The Master Servicer shall provide written notification to the NIMS Insurer and the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause
(vi) above; PROVIDED that an Officers' Certificate in the form described under
Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof. Reconciliations will be prepared by the Master Servicer for the Collection Account within 30 calendar days after the bank statement cut-off date. All items requiring reconciliation will be resolved within 90 calendar days of their original identification.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to the Swap Account in accordance with Section 4.05;

                  (ii) to make distributions in accordance with Section 4.01;

                  (iii) to pay itself the Trustee Fee and any other amounts owed to it pursuant to Section 8.05;

                  (iv) to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (v) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (vi) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06 and Section 7.02;

                  (vii) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account; and

                  (viii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29;

         SECTION 3.12. Investment of Funds in the Collection Account and the Distribution Account.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account to invest the funds on deposit in such accounts, and the Trustee may invest the funds on deposit in the Distribution Account (each such account, for the purposes of this Section 3.12 an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than [___]% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         SECTION 3.13. [Reserved].

         SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMS Insurer. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall use its best efforts, in as practical a time frame as possible and consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

         (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

         (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; PROVIDED that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         (c) (i) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this
Section 3.16(c)(i), the Master Servicer shall be required to continue to make Advances pursuant to Section 4.04. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all documentation to the NIMS Insurer.

                  (ii) If the Master Servicer Optional Purchase Delinquency Trigger has been met, the Master Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c)(ii), the Master Servicer shall be required to continue to make Advances pursuant to
         Section 4.04. The Master Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(ii) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the Master Servicer to the extent necessary, including the prompt delivery of all documentation to the Master Servicer.

         Notwithstanding the foregoing: (A) the Master Servicer shall have the option to purchase pursuant to this Section 3.16(c)(ii) only such delinquent Mortgage Loans having an aggregate Stated Principal Balance such that, if such delinquent Mortgage Loans were not in the Trust, the Master Servicer Optional Purchase Delinquency Trigger would not be met; (B) if the Master Servicer purchases any delinquent Mortgage Loans pursuant to this Section 3.16(c)(ii), it must purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days; (C) if the Master Servicer purchases some but not all Mortgage Loans that are delinquent any given number of days, it must purchase Mortgage Loans having the same delinquency status in the order of lowest Stated Principal Balance to highest Stated Principal Balance; (D) the Master Servicer may at any time relinquish its rights to purchase delinquent Mortgage Loans pursuant to this
Section 3.16(C)(ii) in writing delivered to the Trustee, and from and after the taking of such action by the Master Servicer, the provisions of this Section 3.16(c)(ii) shall no longer be of any force or effect.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to unpaid Servicing Fees; SECOND, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); THIRD, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and FOURTH, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within three Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Master Servicer as a proximate result of the Trustee's breach of its obligations pursuant to this Section 3.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer within three Business Days, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Master Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.18. Servicing Compensation.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; PROVIDED, HOWEVER, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         The Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

         SECTION 3.19. Reports to the Trustee; Collection Account Statements.

         Not later than twenty days after each Distribution Date, the Master Servicer shall forward to the NIMS Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         SECTION 3.20. Statement as to Compliance.

         The Master Servicer will deliver to the Trustee, the NIMS Insurer and the Depositor not later than March 15th, commencing in 2007, an Officers' Certificate (an "Annual Statement of Compliance") substantially in the form of Exhibit S attached hereto stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respectx, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans serviced by it to a Sub-Servicer, the Master Servicer shall deliver an officer's certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Master Servicer.

         If the Master Servicer cannot deliver the Annual Statement of Compliance by March 15th of such year, the Trustee, at its sole option, may permit a cure period for the related Servicer to deliver such Annual Statement of Compliance, but in no event later than March 30th of such year.

         Failure of the Master Servicer to timely comply with this Section 3.20 shall be deemed an Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Masteer Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         SECTION 3.21. Assessments of Compliance and Attestation Reports.

         On and after January 1, 2006, each of the Master Servicer and the Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit [__]). Each of the Master Servicer and the Trustee shall deliver to the Depositor (and, in the case of the Master Servicer, the Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Master Servicer's and Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Master Servicer or the Trustee that contains the following:

         (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer or the Trustee;

         (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Master Servicer or the Trustee;

         (c) An assessment by such officer of the Master Servicer's or Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or the Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the Master Servicer's or Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer or Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or Trustee, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit [___] hereto delivered to the Depositor (and, in the case of the Master Servicer, the Trustee) concurrently with the execution of this Agreement.

         On or before March 15th of each calendar year beginning in 2007, each of the Master Servicer and the Trustee shall furnish to the Depositor (and, in the case of the Master Servicer, the Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Master Servicer or the Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         Each of the Master Servicer and the Trustee shall cause any servicer, and each subcontractor determined by the Master Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Master Servicer, the Trustee) an assessment of compliance and accountants' attestation.

         If the Master Servicer or the Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Master Servicer or the Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

         Failure of the Master Servicer to timely comply with this Section 3.21 shall be deemed a Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Maseter Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         SECTION 3.22. Access to Certain Documentation.

         The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Master Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder or Certificate Owner, the Trustee, the NIMS Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         SECTION 3.23. Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practical and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Master Servicer shall have delivered to the Trustee and the NIMS Insurer an Opinion of Counsel acceptable to the NIMS Insurer and addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (1) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (2) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (3) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (4) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; PROVIDED, HOWEVER, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with
Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the related Prepayment Period, net of any withdrawals made pursuant to
Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer in a manner, at such price and upon such terms and conditions as shall be in conformity with the requirements of the Loss Mitigation Procedures and as shall be normal and usual in its Servicing Standard.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         SECTION 3.24. Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

         Not later than 1:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee for the related Due Period and any Prepayment Interest Excess earned during the related Prepayment Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

         SECTION 3.25. Commission Reporting.

         (a) (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

                  (A) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Master Servicer;

                  (B) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Master Servicer;

                  (C) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Master Servicer if applicable;

                  (D) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

                  (E) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

                  (F) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Master Servicer; and

                  (G) Any exhibits to the Form 10-D from the Depositor.

                  (ii) The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Master Servicer shall have timely notified the Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

                  (A) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Master Servicer (including any servicer that does not sign this Agrement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Master Servicers as applicable;

                  (B) Any material modification to the rights of Certificateholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Master Servicer as applicable; and

                  (C) Any Securities Act update provided by the Depositor.

                  (iii) Prior to January 30th in each year commencing in 2007, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Master Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21. Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit R-1 (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Master Servicers shall provide the Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

                  (A) Any exhibits or financial statement schedules required by
         Item 15 of Form 10-K from each of the Depositor, the Seller and the Masteer Servicer;

                  (B) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Seller and the Master Servicer, if applicable;

                  (C) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

                  (D) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21.

         (b) The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this
Section 3.25; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in Section 11.05. Fees and expenses incurred by the Trustee in connection with this Section 3.25 shall not be reimbursable from the Trust Fund.

         (c) The Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         The Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and
3.21. In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.25 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with a breach of the Trustee's obligations under this Section 3.25 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

         (d) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.25(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

         (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (f) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         (g) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

         (h) Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and this Section 3.25 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

         SECTION 3.26. Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

         SECTION 3.27. Solicitations.

         From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; PROVIDED, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Master Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Master Servicer's counseling services with respect to refinancing mortgage loans.

         SECTION 3.28. Net WAC Rate Carryover Reserve Account.

         No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, [____________________], as Trustee, in trust for registered Holders of [________________ _________________________]" which shall be an Eligible Account.

         On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates and/or the Mezzanine Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d).

         On or after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates to zero, any amounts remaining in the Net WAC Rate Carryover Reserve Account after the payment of any Net WAC Rate Carryover Amounts on the Class A Certificates and the Mezzanine Certificates for such Distribution Date, shall be payable to the Trustee.

         For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC 3 to the Holder of the Class C Interest and by REMIC 4 to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Class C Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code
Section 860(G)(a)(1).

         By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.

         For federal tax return and information reporting, the value of the right of the Holders of the Class A and the Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be DE MINIMIS.

         SECTION 3.29. Advancing Facility.

         (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Master Servicer in the case of the Trustee, is hereby authorized to enter into a facility (the "Advancing Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advancing Facility pursuant to this Section 3.29, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advancing Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.29(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advancing Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advancing Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.29. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

         (b) If an Advancing Facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii),
Section 3.11(a)(iii), Section 3.11(a)(vi), Section 3.11(a)(vii) Section 3.11(a)(viii) and Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi), Section 3.11(a)(vii), Section 3.11(a)(viii) or Section 4.04(b), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.

         (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advancing Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                                  FLOW OF FUNDS

         SECTION 4.01. Distributions.

         (a) (I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Holders of the Class A-1 Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for the Class A-1 Certificates for such Distribution Date; and

                  (ii) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group II Interest Remittance Amount.

         (II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

                  (i) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, allocable to such Certificates for such Distribution Date; and

                  (ii) to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group I Interest Remittance Amount.

         (III) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(I) and (II) above, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date, will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount allocable to each such Class of Certificates.

         (b) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero.

         (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) second, after taking into account the amount distributed to the Holders of the Class A-1 Certificates pursuant to Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance of each such Class has been reduced to zero.

         (c) (I) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class A-1 Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) second, to the Holders of the Group II Certificates (allocated as described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

         (II) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) second, to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to
         Section 4.01(c)(I)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

         (III) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) sixth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) seventh, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) eighth, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) ninth, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (x) tenth, to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (xi) eleventh, to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to the Group II Certificates, all principal distributions will be distributed sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such Class of Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed concurrently to each Class of the Group II Certificates PRO RATA based on the Certificate Principal Balance of each such Class.

         (d) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under
         Section 4.01(b) and Section 4.01(c) above;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such Class and second up to the Allocated Realized Loss Amount, for each such Class;

                  (iii) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates for such Distribution Date;

                  (iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

                  (v) to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount and any remaining Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (vii) any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

         On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class C Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

                  (i) concurrently, to each Class of Class A Certificates, PRO RATA based on the related Net WAC Rate Carryover Amount for each such Class; and

                  (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

         (e) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee, in its capacity as Supplemental Interest Trust Trustee, shall distribute the amount on deposit in the Swap Account as follows:

                  (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                  (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

                  (iii) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Monthly Interest Distributable Amount;

                  (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

                  (v) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the difference between (x) the Overcollateralization Deficiency Amount, if any, and (y) the amount distributed pursuant to
         Section 4.01(d)(i) of this Agreement;

                  (vi) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

                  (vii) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

                  (viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account;

         (f) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (g) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the Originator shall have any responsibility therefor except as otherwise provided by applicable law.

         (h) SUBSEQUENT RECOVERIES. On each Distribution Date, following all distributions on the Certificates pursuant to Section 4.01, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 and included in the Available Funds for such Distribution Date will be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to
Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to
Section 4.08, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

         (i) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Master Servicer hereby agree and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of the Pooling and Servicing Agreement.

         SECTION 4.02. [Reserved].

         SECTION 4.03. Statements.

         (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Swap Provider and the NIMS Insurer, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to principal, the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts and the Certificate Principal Balances of the Regular Certificates before and after any distributions of principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the
         Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances for the related Due Period (including the general purpose of such Advances);

                  (vi) the aggregate amount of interest and scheduled principal received or advanced by the Master Servicer with respect to the related Due Period;

                  (vii) with respect to each Loan Group, the related group balance at the Close of Business at the end of the related Due Period;

                  (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                  (ix) the number and aggregate unpaid principal balance of Mortgage Loans in respect of which (1) one Monthly Payment is Delinquent, (2) two Monthly Payments are Delinquent, (3) three Monthly Payments are Delinquent and (4) foreclosure proceedings have begun;

                  (x) the total number and cumulative principal balance of all Liquidated Mortgage Loans as of the Close of Business of the last day of the preceding Prepayment Period, prior to the reduction of each principal balance to zero;

                  (xi) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

                  (xii) the aggregate amount of Principal Prepayments in full, the aggregate amount of Principal Prepayments in part and Net Liquidation Proceeds made during the related Prepayment Period;

                  (xiii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                  (xiv) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

                  (xv) the Certificate Principal Balance of each Class of Class A Certificates, each class of Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xvi) the Monthly Interest Distributable Amount in respect of each Class of Class A Certificates, each class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date;

                  (xvii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.26;

                  (xviii) the Senior Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Net WAC Rate Carryover Amount for each class of Class A Certificates and each class of Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xx) the amount of any Net Swap Payments or Swap Termination Payments (a) due from the Trust and (b) due from the Swap Provider;

                  (xxi) if the Stepdown Date is in effect (and if not, the months remaining until the Stepdown Date);

                  (xxii) (a) the Delinquency Percentage, the numerator and the denominator used to calculate the Delinquency Percentage and whether the Delinquency Percentage exceeds the level set forth in clause (a) of the definition of Trigger Event, (b) the Cumulative Realized Loss Percentage, the numerator and the denominator used to calculate the Cumulative Realized Loss Percentage and whether the Cumultaive Realized Loss Percentage exceeds the level set forth in clause (b) of the definition of Trigger Event;

                  (xxiii) the total cashflows received and the general sources thereof;

                  (xxiv) the respective Pass-Through Rates applicable to each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the Net WAC Rate) and the Pass-Through Rate applicable to each Class of Class A Certificates and each class of Mezzanine Certificates for the immediately succeeding Distribution Date;

                  (xxv) the amount on deposit Net WAC Rate Carryover Reserve Account;

                  (xxvi) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

                  (xxvii) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

                  (xxviii) the fees and expenses accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

                  (xxix) material breaches of representations and warranties regarding the Mortgage Loans.

         The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each [$________________] original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the NIMS Insurer and the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to the NIMS Insurer and each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         SECTION 4.04. Remittance Reports; Advances.

         (a) On the second Business Day following each Determination Date but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section
4.01 and to prepare the statements to Certificateholders contemplated by Section
4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         (c) On or before 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.11(a)(ii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances or reimburse for previously made Advances. The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (d) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         (e) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the Depositor and the Trustee.

         SECTION 4.05. Swap Account.

         (a) On the Closing Date, there is hereby established a separate trust (the "Supplemental Interest Trust"), into which the Depositor shall deposit: (i) the Interest Rate Swap Agreement, (ii) the Swap Administration Agreement and
(iii) [$________________]. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee, who initially, shall be the Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, "Swap Account, [____________________], as Supplemental Interest Trust Trustee, in trust for the Swap Provider and the registered holders of [_______________________________]" Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee, in its capacity as Supplemental Interest Trust Trustee, held pursuant to this Agreement. Amounts therein shall be held uninvested.

         (b) On each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deliver to the Supplemental Interest Trust Trustee for deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee from the Swap Administrator, for distribution in accordance with Section 4.01(e) above, pursuant to the Swap Administration Agreement, dated as of the Closing Date (the "Swap Administration Agreement"), among [____________________] in its capacity as Supplemental Interest Trustee, Trustee and Swap Administrator and Option One Mortgage Corporation (in substantially the form attached hereto as Exhibit N). For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of the Class SWAP-IO Interest to the extent of the amount distributable on such Class SWAP-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

         (c) For federal income tax purposes, the Swap Account shall be owned by the majority Holder of the Class C Certificates.

         (d) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

         (e) The Trustee shall treat the Holders of Certificates (other than the Class P, Class C and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated PRO RATA among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 3, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

         SECTION 4.06. Distributions on the REMIC Regular Interests.

         (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed to REMIC 1 on account of the Mortgage Loans or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:


         (i) to Holders of REMIC 1 Regular Interest I and each of REMIC 1 Regular Interest I-1-A through I-45-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

         (ii) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 1 Regular Interst I, then to REMIC 1 Regular interests I-1-A through I-45-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests; and

         (iii) to the Holders of REMIC 1 Regular Interest P, on each Distribution Date, [____]% of the amount paid in respect of Prepayment Charges.

         (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed to REMIC 2 on account of the Mortgage Loans or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) to the Holders of REMIC 2 Regular Interest LT-IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates

                  (ii) first, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, PRO rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus
         (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Interest Deferral Amount and such amount shall be payable to the Holders of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ shall be increased by such amount;

                  (iii) to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the REMIC 2 Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) [____]% of such remainder (other than amounts
                  payable under clause (c) below), to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero, provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LT2P, until [$________________] has been distributed pursuant to this clause;

                           (b) [____]% of such remainder (other than amounts
                  payable under clause (c) below), first, to the Holders of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11, [____]% of and, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero and second, to the Holders of REMIC 2 Regular Interest LTZZ, [____]% of such remainder, until the Uncertificated Balance of such REMIC 2 Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest);

         provided, however, that (i) [____]% and (ii) [____]% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until [$________________] has been distributed pursuant to this clause; and

                  (iv) Notwithstanding the distributions described in this
         Section 4.07, distribution of funds shall be made only in accordance with Section 4.01.

         On each Distribution Date, [____]% of the amounts distributed on REMIC 2 Regular Interest LT-IO shall be deemed distributed by REMIC 2 to REMIC 3 in respect of the Class Swap-IO Interest. Such amounts shall be deemed distributed by REMIC 3 to REMIC 4 in respect of REMIC 4 Regular Interest Swap IO. Such amounts shall be deemed distributed by REMIC 4 to the Swap Administrator for deposit into the Swap Account.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest LTP. The payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest LTP shall not reduce the Uncertificated Principal Balance thereof.

         SECTION 4.07. Allocation of Realized Losses.

         (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, as provided in Section 1.03, to the interest accrued on the Class C Certificates after the allocation thereto of certain interest shortfalls as provided in Section 1.03; second, to the Net Swap Payment received under the Interest Rate Swap Agreement after payment of Section 4.01(e)(i) through (iv); third, to the Class C Certificates (determined for purposes of this section 4.08 as the amount by which (A) the aggregate Uncertificated Balance of the REMIC 1 Regular Interests immediately preceding such Distribution Date exceed (B) the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates immediately preceding such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates, sixth, to the Class M-9 Certificates, seventh, to the Class M-8 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class M-6 Certificates, tenth, to the Class M-5 Certificates, eleventh, to the Class M-4 Certificates, twelfth, to the Class M-3 Certificates, thirteenth, to the Class M-2 Certificates and fourteenth, to the Class M-1 Certificates until their Certificate Principal Balances are reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         (b) With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date first, to REMIC 1 Regular Interest I until the Uncertificated Principal Balance of such REMIC 1 Regular Interest has been reduced to zero and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-45-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

         (c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, [____]% and [____]%, respectively; second, to the Uncertificated Principal Balances of the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, [____]% and [____]%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM11 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ, [____]%,[____]%, and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM10 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, [____]%,[____]%, and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, [____]%,[____]%, and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, [____]%,[____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, [____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ[____]%, [____]% and [____]%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero.

         SECTION 4.08. Tax Treatment of Swap Payments and Swap Termination Payments

         For federal income tax purposes, each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carry-Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Trustee will account for payments to each Class A and Mezzanine Certificates as follows: each Class A and Mezzanine Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A or Mezzanine Certificate. Resecuritization of any Class A or Mezzanine Certificate in a REMIC will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

         The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

         SECTION 4.09. [Reserved]

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         Each of the Class A Certificates, the Mezzanine Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates and the Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of [$________________] and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; PROVIDED, however, that the sum of all such percentages for each such Class totals [___]% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition,
(i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

         (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than [___]% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Master Servicer's expense, in the case of (i) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) No transfer, sale, pledge or other disposition of any Class M-11 and Class C Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (I)(i) if such transfer is purportedly being made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit
J) under the 1933 Act and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any; or (II) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (e) No transfer of a Residual, Class C or P Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit K or M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trust Fund, the Depositor, the Trustee and the Master Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, shall not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and shall not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund. Any transferee of such Book-Entry Certificate which does not provide such an Opinion of Counsel shall be deemed to represent that it is not a Plan or acquiring such Certificates with "Plan Assets" of a Plan. Neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or is an accredited investor within the meaning of Prohibited Transaction Exemption 2002-41, as amended from time to time (the "Exemption") and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers").

         Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using "plan assets" of a Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-"(or its equivalent) by S&P, Fitch or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner shall be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit K hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the NIMS Insurer, in form and substance satisfactory to the Trustee and the NIMS Insurer, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

         (f) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

         The Master Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.05. Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the NIMS Insurer.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

         SECTION 6.01. Liability of the Master Servicer and the Depositor.

         The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         SECTION 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.

         Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

         SECTION 6.03. Limitation on Liability of the Master Servicer and
Others.

         Neither the Master Servicer or the Depositor nor any of the directors or officers or employees or agents of the Master Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Master Servicer or the Depositor, as the case may be, hereunder; PROVIDED, FURTHER, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 8.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and the Depositor, and any director or officer or employee or agent of the Master Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least [___]% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to
Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities. Without limiting the foregoing, the Master Servicer shall undertake to defend any claims against the Trust Fund, the Trustee and/or itself initiated by a Borrower or otherwise related to the servicing of any Mortgage Loan.

         The Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the NIMS Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the NIMS Insurer and any Certificateholder may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the Depositor, the NIMS Insurer and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Depositor, the NIMS Insurer and/or Certificateholder in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         SECTION 6.04. Master Servicer Not to Resign.

         Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated, with the consent of the NIMS Insurer, a successor servicer in accordance with
Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

         SECTION 6.05. Delegation of Duties.

         In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section
6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee and the NIMS Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

         SECTION 6.06. [Reserved].

         SECTION 6.07. Inspection.

         The Master Servicer, in its capacity as Originator and Master Servicer, shall afford the Trustee and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Trustee and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Master Servicer Events of Termination.

         (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least [___]% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least [___]% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) A Delinquency Master Servicer Termination Trigger has occurred and is continuing;

         then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 12:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer notice of such failure to advance by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee shall, at the direction of the NIMS Insurer, terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer, (y) in the case of (i)(B), (ii), (iii) and (iv) above, the Trustee shall, at the written direction of the NIMS Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than [___]%, by notice then given in writing to the Master Servicer and to the Trustee and
(z) in the case of (v) above, the Trustee shall, at the direction of the NIMS Insurer, by notice then given in writing to the Master Servicer and to the Trustee, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Originator. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Master Servicer, by the Trust.

         (b) In connection with any failure by the Master Servicer to make any remittance required to be made by the Master Servicer to the Distribution Account pursuant to this Section 7.01 on the day and by the time such remittance is required to be made under the terms of this Section 7.01 (without giving effect to any grace or cure period), the Master Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         (a) From the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Master Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than [$________________] as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, that the appointment of any such successor Master Servicer shall be approved by the NIMS Insurer (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer, and will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee or the NIMS Insurer pursuant to Section 6.03), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

         (b) Any successor to the Master Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

         SECTION 7.03. Waiver of Defaults.

         The Majority Certificateholders may, on behalf of all Certificateholders and with the consent of the NIMS Insurer, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, PROVIDED, HOWEVER, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the consent of the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the NIMS Insurer.

         SECTION 7.04. Notification to Certificateholders.

         (a) Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and to the NIMS Insurer notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured.

         SECTION 7.05. Survivability of Master Servicer Liabilities.

         Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMS Insurer.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the NIMS Insurer or the Majority Certificateholders.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

         (a) (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Majority Certificateholder; PROVIDED, HOWEVER, -------- ------- that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand and, if not reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer), shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         (b) The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement (in its capacity as Supplemental Interest Trust Trustee) and to appoint to the Swap Administrator, pursuant to the Swap Administration Agreement, any rights to receive payments from the Swap Provider and the Depositor further directs the Trustee to execute, deliver and perform its obligation under the Swap Administration Agreement. The Seller, the Depositor, the Master Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trustee of the Supplemental Interest Trust or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Supplemental Interest Trust Trustee's execution of the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

         SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section
2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Master Servicer, the Depositor or their Affiliates.

         SECTION 8.05. Trustee Fee and Expenses.

         (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee shall be reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) up to a limit of [$________________] per calendar year except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be entitled to be indemnified for, and held harmless by the Trust Fund against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates up to a limit of [$________________] per calendar year, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from a breach of the Master Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Master Servicer shall indemnify pursuant to Section 8.05(b)). Notwithstanding anything herein to the contrary, the Trustee shall be reimbursed from the Trust Fund for all Servicing Transfer Costs not paid by the Master Servicer pursuant to Section 7.02(a) and any expenses related to "high cost home loans" without regard to any annual limitations. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         (b) The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

         (c) Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

         (d) The limitations on the indemnification provided to the Trustee set forth in Section 8.05(a) above shall remain in effect for so long as any series of notes issued pursuant to one or more Indentures, as set forth in Section 1.04 remain outstanding.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least [$________________] and a long-term debt rating of at least "A-" and a short-term debt rating of at least "A-1" by S&P, if rated by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         SECTION 8.07. Resignation or Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Master Servicer or the NIMS Insurer may remove the Trustee. If the Depositor, the Master Servicer or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the NIMS Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Majority Certificateholders (or the NIMS Insurer upon the failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee acceptable to the NIMS Insurer in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

         SECTION 8.08. Successor Trustee.

         Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the NIMS Insurer, the Depositor, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, acting jointly and with the consent of the NIMS Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer and the NIMS Insurer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         SECTION 8.11. Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

         (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Originator, the Depositor, the Master Servicer, the NIMS Insurer and each Certificate Owner upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the NIMS Insurer and any requesting Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Originator the Master Servicer, the Depositor and such Certificate Owner and shall make available to the Seller, the Originator, the Master Servicer, the Depositor, the NIMS Insurer and such Certificate Owner for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Originator, the Depositor, the Master Servicer and the Certificate Owners shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         SECTION 8.13. Suits for Enforcement.

         In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders or the NIMS Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMS Insurer and the Certificateholders.

         SECTION 8.14. Waiver of Bond Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         SECTION 8.15. Waiver of Inventory, Accounting and Appraisal
Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                              REMIC ADMINISTRATION


         SECTION 9.01. REMIC Administration.

         (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

         (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

         (d) The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee. The Trustee shall use the Tax Prepayment Assumption for purposes of computing any tax reporting, including, but not limited to, the calculation of the original issue discount.

         (e) The Holder of the Residual Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the related REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC 1n any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC 1n relation to any tax matter involving the Trust.

         (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC 1ncurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC 1s domiciled in the State of California or any other state for state tax purposes by virtue of the location of the Master Servicer or any subservicer, the Master Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

         (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

         (k) On or before [_____] of each calendar year beginning in [_____], the Master Servicer shall deliver to the NIMS Insurer, the Trustee and each Rating Agency an Officers' Certificate stating the Master Servicer's compliance with the provisions of this Section 9.01.

         (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

         SECTION 9.02. Prohibited Transactions and Activities.

         Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         SECTION 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

         (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMS Insurer, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; PROVIDED, HOWEVER, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMS Insurer and the Trust Fund against any and all Losses resulting from such negligence; PROVIDED, HOWEVER, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                    ARTICLE X

                                   TERMINATION

         SECTION 10.01. Termination.

         (a) The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the optional purchase by the Master Servicer or the NIMS Insurer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (a) December 2035 or (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Master Servicer (or if the Master Servicer elects not to exercise such option, the NIMS Insurer) may, at its option (the party exercising such right the "Terminator"), terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than [___]% of the sum of the aggregate Stated Principal Balances of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the fair market value of the Mortgage Loans and REO Properties (as determined by the Master Servicer, if it is the Terminator, the NIMS Insurer, if it is the Terminator and, to the extent that the Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to
Section 10.01(c)), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued unpaid Net WAC Rate Carryover Amount, any previously unpaid Allocated Realized Loss Amounts and any Swap Termination Payment to the Swap Provider then remaining unpaid or which is due to the exercise of such option (the "Termination Price"); provided, however, such option may only be exercised if
(i) the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes secured by the Class C Certificates and the Class P Certificates and issued pursuant to the Indenture and any amounts owed to the NIMS Insurer at the time the option is exercised, and (ii) the fair market value of the Mortgage Loans and REO Properties determined as provided above is at least equal to the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties. Notwithstanding the foregoing, if the condition set forth in clause (i) above is satisfied but the condition set forth in clause (ii) above is not satisfied, then if the Terminator is the Master Servicer or the NIMS Insurer, such Terminator may nevertheless exercise such option by paying a higher Termination Price equal to the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amount, any previously unpaid Allocated Realized Loss Amounts, provided that the payment of such higher Termination Price is not prohibited by any regulatory institution under whose supervision such Terminator may be conducting its business at such time.

         In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer or the NIMS Insurer, as applicable, shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer or the NIMS Insurer, by letter to the Certificateholders and the NIMS Insurer mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

         (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans), the NIMS Insurer (if the NIMS Insurer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholder for payment.

         SECTION 10.02. Additional Termination Requirements.

         (a) In the event that the Master Servicer or the NIMS Insurer exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not
(i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Master Servicer or the NIMS Insurer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer or the NIMS Insurer, as applicable, for cash pursuant to the terms of the plan of complete liquidation.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend the provisions of Section 3.22(b) or
(iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. Neither an Opinion of Counsel nor confirmation from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.22(b). No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least [___]% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner, other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment and satisfactory to the NIMS Insurer, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

         Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section 3.05(c)(i), Section 4.01(e), Section 4.09 or Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the NIMS Insurer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

         SECTION 11.02. Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         SECTION 11.03. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least [___]% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04. Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         SECTION 11.05. Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Originator and/or Master Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: William O'Neill, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Trustee in writing by the Master Servicer,
(b) in the case of the Trustee, [____________________], P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager--Option One[_____], with a copy to [____________________], 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: [_________________________], or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, California 92618, Attention:
William O'Neill, or such other address or telecopy number as may be furnished to the Master Servicer, the NIMS Insurer and the Trustee in writing by the Depositor and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer, the Trustee and the Guarantor in writing by the NIMS Insurer, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07. Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         SECTION 11.08. Notice to the Rating Agencies and the NIMS Insurer.

         (a) Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Master Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

         (b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in
Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
         Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

         Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007, Attention: MBS Monitoring/[____________________], Fitch Ratings, One State Street Plaza, New York, New York 10007 and Standard & Poor's Ratings Services, Inc., 55 Water Street, New York, New York 10004.

         SECTION 11.09. Further Assurances.

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         SECTION 11.10. Third Party Rights.

         The NIMS Insurer and the Swap Provider shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 11.11. Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         SECTION 11.12. Acts of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 11.13. No Petition.

         The Depositor, Master Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,
                                      as Depositor


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    OPTION ONE MORTGAGE CORPORATION,
                                      as Master Servicer


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                                    [________________________________].,
                                    as Trustee


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF ORANGE          )


         On the ______ day of [_____________] before me, a notary public in and for said State, personally appeared __________________ known to me to be a Vice President of Option One Mortgage Acceptance Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          --------------------------------
                                                   Notary Public

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF ORANGE          )

         On the ______ day of [_____________] before me, a notary public in and for said State, personally appeared __________________ known to me to be a Vice President of Option One Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          --------------------------------
                                                   Notary Public

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF ORANGE          )

         On the ______ day of [_____________] before me, a notary public in and for said State, personally appeared __________________, known to me to be a Assistant Vice President of [_____________________________]., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          --------------------------------
                                                   Notary Public